Exhibit 10.22

				AMENDMENT TO
			TRIAD SYSTEMS CORPORATION
			   AMENDED AND RESTATED
			  1982 STOCK OPTION PLAN


1. Paragraph 4 of the Plan is amended and restated in its entirety to read as follows:

	"4. Shares Subject to Option. Options shall be for the purchase of shares of the authorized but unissued common stock or treasury shares of common stock of the Company, subject to adjustment as provided in paragraph 6(f) below. The maximum number of shares of common stock which may be issued under the Plan shall be seven million seven hundred twenty-five thousand (7,725,000) shares (as previously adjusted for the recapitalization of the Company in August 1989).
	In the event that any outstanding Option or Merged Plan Option, as defined in paragraph 8 below, for any reason expires or is terminated, the shares of common stock allocable to the unexercised portion of such Option or Merged Plan Option may again be subject to an Option grant."

2. All other terms and conditions of the Plan shall remain in full force and effect.